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                                                                    EXHIBIT 24.1

                POWER OF ATTORNEY FOR REGISTRATION STATEMENTS OF
                      FORD CREDIT AUTO RECEIVABLES TWO LLC
                        COVERING ASSET BACKED SECURITIES

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Susan J. Thomas, Joseph P. Topolski and Q. Gwynn Lam his/her true and lawful attorneys and agents to do any and all acts and things and execute in his/her name (whether on behalf of FORD CREDIT AUTO RECEIVABLES TWO LLC, or as an officer or manager of FORD CREDIT AUTO RECEIVABLES TWO LLC or otherwise) any and all instruments the attorney and agent may deem necessary or advisable to enable FORD CREDIT AUTO RECEIVABLES TWO LLC to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission, in connection with a Registration Statement or Registration Statements and any and all amendments and supplements thereto (including post-effective amendments), including power and authority to sign his/her name (whether on behalf of FORD CREDIT AUTO RECEIVABLES TWO LLC or as an officer or Manager of FORD CREDIT AUTO RECEIVABLES TWO LLC or otherwise) to such Registration Statement or Registration Statements and any and all amendments and supplements thereto (including post-effective amendments) or any of the exhibits or schedules or the Prospectuses to be filed with the Securities and Exchange Commission, and to file the same with the Securities and Exchange Commission; and each person whose signature appears below ratifies and confirms all that the attorneys and agents and each of them will do or cause to be done by virtue of this power of attorney. Any one of the attorneys and agents will have, and may exercise, all the powers conferred by this power of attorney.

EXECUTED on January 6, 2006.

/s/ DAVID M. BRANDI                     /s/ SUSAN J. THOMAS
-------------------------------------   ----------------------------------------
David M. Brandi                         Susan J. Thomas


/s/ T.J. KUEHN
-------------------------------------
Timothy J. Kuehn
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FORD CREDIT AUTO RECEIVABLES TWO LLC
c/o Ford Motor Credit Company
One American Road
Dearborn, Michigan  48126



                                January 12, 2006




     I, Susan J. Thomas, am Secretary of Ford Credit Auto Receivables Two LLC (the "Company") and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on August 22, 2005, and such resolutions have not been amended, rescinded or otherwise modified.



                                                /s/      Susan J. Thomas
                                               ---------------------------------
                                                         Susan J. Thomas
                                                         Secretary




     Q. Gwynn Lam, as an Assistant Secretary of the Company, certifies that SUSAN J. THOMAS is the duly elected and qualified Secretary of the Company and that the signature above is her signature.

     EXECUTED as of January 12, 2006.



                                              /s/      Q. Gwynn Lam
                                              ----------------------------------
                                                       Q. Gwynn Lam
                                                       Assistant Secretary


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                                      * * *

Receivables Financing Transactions

     RESOLVED, That the Company is authorized to acquire, own, hold, sell, assign, service, pledge and otherwise deal with accounts receivable or leases (including all right, title and interest in them) relating to new or used motor vehicles, including retail installment sale contracts and motor vehicle leases from time to time originated or purchased by Ford Credit or its subsidiaries, and other rights to and proceeds of the foregoing (collectively, the "Receivables"), in connection with any securitization, other structured financing or whole loan transaction (each, a "Receivables Financing Transaction").

Issuance and Sale of Asset Backed Securities

     RESOLVED, That, in connection with any Receivables Financing Transaction, the Company is authorized to issue and sell, through one or more direct or indirect special purpose trusts ("Trusts"), notes, certificates or other securities in one or more classes or series ("Asset Backed Securities") collateralized or backed by or representing an interest in, directly or indirectly, the Receivables, in one or more private or public offerings (each, an "Offering") in the United States or any foreign country.

                                      * * *

Registration of Asset Backed Securities

     RESOLVED, That, in connection with any public Offerings of Asset Backed Securities in the United States required to be registered with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, the Company, on behalf of the related Trusts, is authorized to register with the Commission Asset Backed Securities in any principal amount and prepare and file with the Commission one or more registration statements covering such Asset Backed Securities, together with related prospectuses, exhibits and other documents that may be required with respect to the registration and offering of such Asset Backed Securities, and any amendments and supplements to the foregoing documents (collectively, the "Public Documents").

                                      * * *

     RESOLVED, That each manager and Authorized Officer of the Company is authorized to sign in his or her own behalf or in the name and on behalf of the Company any Public Documents or Foreign Public Documents, with such changes and in such forms as such managers and Authorized Officers may deem necessary, appropriate or desirable, as conclusively evidenced by his or her execution of the Public Documents or Foreign Public Documents, and that each Authorized Officer of the Company is authorized to cause any such Public Document or Foreign Public Documents to be filed with the Commission or the appropriate governing body or agency.

                                      * * *

Appointment of Attorneys-In-Fact

     RESOLVED, That each manager and Authorized Officer who may be required to sign any Public Documents, Foreign Public Documents or State Documents is authorized to execute a power of attorney appointing Susan J. Thomas, Neil M. Schloss, David M. Brandi and any other person designated by such manager or Authorized Officer, individually and not jointly, as attorneys-in-fact with the power and authority to do and perform, in the name and on behalf of such manager or Authorized Officer who had executed such a power of attorney, every act that any such attorneys may deem necessary, appropriate or desirable to be done in connection with such Public Documents, Foreign Public Documents or State Documents as such manager or Authorized Officer might or could do in person, including to sign his or her name in the capacity of attorney on any such documents and file the same with the Commission or the appropriate governing body or agency in a foreign jurisdiction or the appropriate State authorities.

                                      * * *